Exhibit 10-a.3
Amended and Restated
ADVANTA MANAGEMENT INCENTIVE PROGRAM VI
(Effective as of December 6, 2007)
     1. Purpose. The Amended and Restated Advanta Management Incentive Program VI (“AMIP VI”) is being established by Advanta Corp., a Delaware corporation for the benefit of those of its employees who are designated as eligible to participate in AMIP VI, and for the benefit of those employees of certain Eligible Affiliates (as hereinafter defined) of Advanta Corp. who are designated as eligible to participate in AMIP VI (such employees of Advanta Corp. or of its Eligible Affiliates being referred to herein as “Eligible Employees”). AMIP VI is intended to operate in conjunction with the Advanta Corp. Senior Management Incentive Plan (“SMIP”) or any other bonus program, plan or arrangement to provide Eligible Employees with incentive to devote themselves to the success of Advanta Corp. and its affiliates through compensation arrangements that provide opportunities for Eligible Employees to receive bonus compensation and to acquire, in connection with such bonus compensation, shares of Advanta Corp. Class B Common Stock, par value $0.01 per share (the “Common Stock”). Through this program, those Eligible Employees who elect to participate in AMIP VI (“Participants”) may benefit from the successful performance of Advanta Corp. and its affiliates through the payment of discretionary bonuses, and from increases in the value of the Common Stock on a cumulative basis. The term “Eligible Affiliate” as used herein means any entity other than Advanta Corp. whose employees are eligible to receive grants under Advanta Corp.’s 2000 Omnibus Stock Incentive Plan (the “Omnibus Plan”). The term “Company” as used herein refers collectively to Advanta Corp. and its Eligible Affiliates. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Omnibus Plan.
     2. Program to Operate in Conjunction with Omnibus Plan. The grants of Common Stock made under AMIP VI are to be granted under the Omnibus Plan. Any such grants of Common Stock shall be made pursuant to the provisions set forth herein and in any applicable Grant Document. No Shares may be granted pursuant to the terms of AMIP VI except to the extent such grant is permissible and within the applicable limitations of the Omnibus Plan.
     3. Annual and Other Bonus Programs.
          (a) Discretionary Bonus Programs. AMIP VI, SMIP and any other bonus program, plan or arrangement that may be established by Advanta Corp. from time to time, are intended to constitute discretionary bonus arrangements for the purpose of motivating individual performance of Eligible Employees. For purposes of AMIP VI, SMIP or any other bonus programs that may be established from time to time, the Company may set a “target” bonus for each Eligible Employee (the “Target Bonus”) for a performance period (which can be the calendar year or such other period that the Committee (as defined herein) deems appropriate, any such period being referred to herein as a “Performance Period”).
          (b) Election to Participate in AMIP VI. Subject to all of the terms and conditions of this AMIP VI and any applicable Grant Document, an Eligible Employee may become a Participant by electing to receive all or a portion of his or her Target Bonus (if any is awarded under SMIP or other applicable bonus program designated by the Committee) in Shares in lieu of cash.
          (c) Bonus Awards. The Committee shall make all determinations as to whether a Participant should receive all or only a portion (or none) of his or her Target Bonus,

and may also determine at its discretion to pay a bonus that is in excess of a Participant’s Target Bonus based on the bonus criteria established by the Committee and any other facts and circumstances the Committee determines to be relevant for these purposes. A Participant may receive from 0% up to a maximum of 200% of his or her Target Bonus based on the Committee’s determination of the extent to which the Company and the Participant have met the performance goals established by the Committee for the applicable Performance Period.
     4. Administration.
          (a) Establishment of Committee to Administer the Program. AMIP VI shall be administered by one or more committees charged with responsibility for the administration of the Omnibus Plan (referred to as the “Committee”). For these purposes, the term “Committee” shall have the same meaning as that term is given in the Omnibus Plan. References herein to the Committee shall be deemed to be references to the Board of Directors in circumstances where the Board of Directors is acting as the Committee, as required by the context.
          (b) Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee and acts approved in writing by the unanimous consent of the members of the Committee or by such other means as the Committee determines to be valid shall be valid acts of the Committee. The interpretation and construction by the Committee of any provision of AMIP VI or of any grant awarded in connection with AMIP VI shall be final, binding and conclusive.
          (c) Administrative Procedures and Rules. The Committee shall have the authority to establish any procedures, rules and regulations it deems necessary or appropriate for the administration and interpretation of AMIP VI, which may include rules and procedures to enable the Company to: discharge any obligations it may have with respect to federal, state or local tax withholding; comply with applicable laws, including federal securities laws and the Sarbanes-Oxley Act of 2002; and cause, to the extent possible, any transactions by Participants pursuant to the terms of AMIP VI to be exempt from potential liability under the short-swing profit rules of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), pursuant to Rule 16b-3, or otherwise. The Committee may also delegate its responsibilities with respect to AMIP VI as the Committee determines to be necessary or appropriate, at its discretion.
     5. Eligibility to Participate. Each of the Company’s Section 16 Officers shall be eligible to participate in AMIP VI. In addition, those employees of the Company who are designated as Eligible Employees by a member of the Office of the Chairman shall be eligible to participate in AMIP VI. The Committee may, from time to time establish guidelines to be used for purposes of determining which employees should be designated as Eligible Employees for purposes of AMIP VI.
     6. Grants of Restricted Stock Awards.
          (a) Discretionary Grants of Restricted Stock Awards to Participants. Eligible Employees who elect to participate in AMIP VI will receive a grant of nonvested, restricted Shares (a “Restricted Stock Award”). Under the Omnibus Plan, the Committee has the authority to make grants of Restricted Stock to Eligible Employees on such terms and conditions as the

Committee, at its discretion, deems appropriate in order to take into account any facts and circumstances that influence the effectiveness of AMIP VI and any other programs or compensation plans or arrangements of the Company, as a means by which the Company may provide appropriate performance incentives for Eligible Employees. Such facts and circumstances shall include, but are not limited to, any facts and circumstances related to levels of compensation and bonuses paid by other similarly situated employers and the needs of the Company to encourage the retention of valued employees and to reward high levels of performance by such employees. Nothing contained in this Section 6(a) shall, however, constitute authorization to grant more Shares under AMIP VI than are authorized in the aggregate for grants under the Omnibus Plan.
          (b) Documents. Restricted Stock Awards shall be granted under the provisions of the Omnibus Plan and shall be evidenced by stock certificates and, if applicable, Grant Documents in such form as the Committee shall approve from time to time. The Committee shall have the right to amend the Grant Documents issued to a Participant from time to time at its discretion; provided, however, that any such amendment shall, to the extent materially adverse to the Participant, be effective only with the Participant’s consent. Notwithstanding the foregoing, the Committee shall have the absolute right to amend any Grant Documents in order to conform the terms thereof to the original intent of the Committee, and to correct any inadvertent operational errors or errors in calculation and documentation that may arise in the implementation of AMIP VI or any grants made hereunder.
     7. Terms and Conditions of Restricted Stock Awards Under AMIP VI. Restricted Stock Awards shall be granted pursuant to the Omnibus Plan and shall be subject to such terms and conditions as are established by the Committee with respect to each such Restricted Stock Award (which may be set out in a Grant Document). Except to the extent the Committee determines to establish other terms and conditions for one or more Restricted Stock Awards, the terms and conditions applicable to each Restricted Stock Award, and the basis on which Restricted Stock Awards are made hereunder, shall be as set forth in this Section 7.
          (a) Elections by Participants. Each Eligible Employee shall be permitted to elect (which election shall be irrevocable) to receive Common Stock pursuant to AMIP VI and to designate a percentage (0%, 25%, 50%, 75% or 100%) of such employee’s Target Bonus for each Performance Period to be received in the form of Common Stock. If an election (other than 0%) is made, the Participant shall be granted a Restricted Stock Award in lieu of all or a portion of the Participant’s Target Bonuses potentially payable with respect to the Performance Periods that make up the Election Period. Any election by a Participant under this Section 7(a) shall be made by completing the election form or forms that may be established for this purpose by the Committee and filing such form(s) at the time and in the manner required by the Committee, all as determined by the Committee at its discretion.
               (i) A Participant making an election to receive Common Stock for more than one Performance Period during the Election Period may establish a separate percentage with respect to each Performance Period.
               (ii) Except as otherwise provided herein, for purposes of AMIP VI the “Election Period” means a period of four Performance Periods, consisting of the 2006, 2007, 2008 and 2009 calendar years, with respect to which Restricted Stock Awards may be made as a means of paying all or a portion of the Target Bonuses that may be payable for those Performance Periods.
          (b) Determination of Shares Subject to Restricted Stock Award. In the event a Participant elects a percentage (other than 0%) under Section 7(a), such Participant shall be granted a Restricted Stock Award for a number of Shares that is determined by applying such election percentage to the Target Bonus to which it applies and then dividing that amount by the amount that the Committee determines to be representative of the value of a share of Common Stock at the time such Restricted Stock Award is made (the “Set Aside Price”). For purposes of AMIP VI, the Set Aside Price shall be the closing price of the Common Stock on the date of grant, unless the Committee determines another value to be applicable to any Restricted Stock Award. For purposes of AMIP VI, the closing price of the Common Stock means the last reported trade price, as reported by Nasdaq. This calculation is performed for each Performance Period in the Election Period and then aggregated to determine the Participant’s total Restricted Stock Award. For example,
               (i) Assume that a Participant has a Target Bonus established at the beginning of that Election Period that is 20% of his or her base compensation (which is $90,000) so that the Participant’s Target Bonus is $18,000;
               (ii) Assume further that this Participant has elected 50% as the election percentage with respect to the first two Performance Periods and 75% with respect to the last two Performance Periods; and
               (iii) Assume finally that the Set Aside Price is $30.
Applying the election percentage to each of the Target Bonuses covered by the Election Period, the aggregate amount calculated would be $45,000 (50% of $18,000, or $9,000, for each of the first two Target Bonuses, and 75% of $18,000, or $13,500, for each of the last two Target Bonuses). The Restricted Stock Award to this Participant for the Election Period will be 1,500 Shares ($45,000 divided by $30).
          (c) Establish Requirements or Limits. The Committee may establish minimum or maximum election percentages for all Participants or any subgroup of Participants for each of the Performance Periods within the Election Period.
          (d) Pro Rata Participation for New Participants During the Election Period. In the event an employee becomes an Eligible Employee for any reason (including promotion or being newly hired) subsequent to the time Restricted Stock Awards are initially made under AMIP VI:
               (i) If the Committee has not prescribed an election percentage for the Eligible Employee, he or she will be permitted to elect (which election shall be irrevocable) to become a Participant by completing the election form or forms that may be established for this purpose by the Committee and filing the form(s) at the time and in the manner required by the Committee, all as determined by the Committee at its discretion.
               (ii) If the Eligible Employee elects to become a Participant under this Section 7(d) by electing to receive more than 0% of his or her Target Bonuses for one or more subsequent Performance Periods in Common Stock, such Participant shall be granted a Restricted Stock Award for a number of Shares that is determined by taking the Participant’s applicable Target Bonus for each Performance Period of the remainder of the Election Period (which will, unless otherwise determined by the Committee at its discretion, be a pro-rata portion of a particular Target Bonus if a particular Performance Period is only a portion of the Performance Period that would otherwise apply), divided by the Set Aside Price, as determined in accordance with Section 7(b), at the time such Restricted Stock Award is made, and then applying the election percentages to the number of shares for each Performance Period. For example, assume a Participant has a Target Bonus that is equal to $40,000 and that this Participant first becomes eligible to participate in AMIP VI at the beginning of 2007 (and can, therefore, only potentially receive Target Bonuses for 2007, 2008 and 2009). Assume further that this Participant has elected 50% as the election percentage for each of the 2007, 2008 and 2009 Performance Periods and that the Set Aside Price is $40. The Restricted Stock Award to this Participant would be for 1,500 Shares (Target Bonus of $40,000 for each Performance Period, or $120,000, divided by $40 multiplied by election percentage of 50%. This results in 500 shares for each of the three Performance Periods, or an aggregate of 1,500 shares.).
          (e) Modification for Additional Performance Periods. Except as may otherwise be determined by the Committee, if AMIP VI is modified such that the Election Period is extended to cover one or more additional Performance Periods other than those specified in Section 7(a) hereof:
                  (i) Election by Existing Participants. Except as otherwise provided herein, each employee who is a Participant as of the time of the extension shall be permitted to elect (which election shall be irrevocable) to receive Common Stock pursuant to AMIP VI and to designate a percentage (0%, 25%, 50%, 75% or 100%) of such employee’s Target Bonus for each additional Performance Period to be received in the form of Common Stock. If a Participant elects to receive more than 0% of his or her Target Bonus for one or more additional Performance Periods in Common Stock, such Participant shall be granted a Restricted Stock Award for a number of Shares that is determined by taking the Participant’s applicable Target Bonus for each additional Performance Period, and then dividing that amount by the Set Aside Price, as determined in accordance with Section 7(b), at the time such Restricted Stock Award is made, then applying the election percentages to the number of shares for each additional Performance Period. Any Restricted Stock Award(s) granted pursuant to this Section 7(e)(i) shall remain subject to all of the terms and conditions of AMIP VI in all other respects. For example, assume AMIP VI is extended to include calendar year 2010 as an additional Performance Period and that an existing Participant has a Target Bonus for 2010 that is equal to $40,000. Assume further that this Participant has elected 50% as the election percentage for the 2010 Performance Period and that the Set Aside Price is $10. The Restricted Stock Award to this Participant would be for 2,000 Shares (Target Bonus of $40,000 for the 2010 Performance Period, divided by $10, then multiplied by election percentage of 50%). Except to the extent expressly permitted by the Committee, no Participant can make more than one election with respect to any particular Performance Period.  Therefore, no Participant who has already been given the opportunity to elect under AMIP VI with respect to any Performance Period is eligible to make an election for the same Performance Period under this Section 7(e)(i).
                  (ii) Election by New Participants. Unless otherwise provided herein, with respect to an employee who becomes an Eligible Employee for any reason subsequent to the effective date of an extension, the definition of “Election Period” in Section 7(a)(ii) hereof shall be deemed to be amended to include the additional Performance Period(s) for all purposes.
          (f) Modification for Increases in Target Bonus Percentage. Except as may otherwise be determined by the Committee, if a Participant has an increase in his or her Target Bonus percentage (whether as a consequence of receiving a promotion or of other action by the Committee), such Participant’s previous election to receive a percentage of the Target Bonuses for the applicable Performance Periods in Common Stock shall be applied to the difference between (x) his or her old Target Bonus and (y) the increased Target Bonus after applying the increased Target Bonus percentage for the remaining portion of any current Performance Period (if the Target Bonus percentage is increased during a Performance Period) and for any subsequent Performance Periods. Except as may otherwise be determined by the Committee, for purposes of this Section 7(f) the number of additional Shares to be granted to the Participant as an additional Restricted Stock Award is to be calculated based on the closing price of the Common Stock on the date of the new grant, or as otherwise determined by the Committee under Section 7(b) hereof.
          (g) Committee Adjustments to Restricted Stock Awards. Notwithstanding anything contained herein to the contrary and in addition to any discretionary authority of the Committee under any other provision of AMIP VI, the Omnibus Plan or any applicable Grant Document, the Committee shall have the authority to make adjustments to any of the determinations used in calculating the number of Shares that are subject to Restricted Stock Awards hereunder. The Committee shall have authority to determine the adjustments to be made under this Section 7(g), and any such determination by the Committee shall be final, binding and conclusive.
     8. Vesting.
          (a) Vesting Date — General. Except to the extent alternative vesting provisions are established by the Committee, either by incorporation in the terms of a Grant Document or by other action taken by the Committee, each Restricted Stock Award granted under the Omnibus Plan pursuant to the provisions set forth herein shall become fully vested on the tenth anniversary of the date of grant of such Restricted Stock Award, provided that on such date the Participant is, and has continuously been, during the period from the date of grant until the tenth anniversary thereof, an employee of the Company. Notwithstanding the foregoing, consistent with the terms and conditions of AMIP VI and the Omnibus Plan, the Committee may determine, at its discretion, to accelerate the vesting of all or a portion of the Shares upon the occurrence of certain events or conditions, including without limitation as provided below in Sections 8(b), 8(c), 8(d), 8(e) and 8(f).
          (b) Accelerated Vesting as Payment of Target Bonus. In the event the Committee, in accordance with the provisions of Section 3(c) hereof, determines that a Participant should receive a bonus (either below, at or in excess of the Participant’s Target Bonus), the Committee may provide for accelerated vesting of all or any portion of a Restricted Stock Award in lieu of payment of the applicable portion of the Participant’s Target Bonus that would, but for the arrangements established hereunder, have been paid to a Participant as a cash bonus for the applicable Performance Periods occurring during the Election Period. If the Committee accelerates the vesting of less than all of the Shares related to a Performance Period, the Committee may at any time, at its discretion, accelerate the vesting of the remaining nonvested Shares prior to the date on which they otherwise would vest under Section 8(a) hereof.
               (i) For example, assume a Participant has a Target Bonus that is equal to $36,000 and has elected 50% as the election percentage to determine the portion of his or her Restricted Stock Award for the second of four Performance Periods that make up the Election Period. Assume also that the Set Aside Price was $30. The Restricted Stock Award to this Participant corresponding to the second Performance Period would be 600 Shares ($36,000 divided by $30, multiplied by 50%). Since this portion of the Participant’s Restricted Stock Award represents a conversion of 50% of his $36,000 Target Bonus from a cash benefit to a stock benefit, the Committee may determine to vest at the time cash bonus payments are to be distributed with respect to the second Performance Period all or a portion of the 600 Shares. The extent to which those Shares are vested would be determined at the discretion of the Committee which could, for example, vest all 600 Shares if the Committee determines that the Participant is entitled to receive 100% or more of his Target Bonus for that Performance Period, but could, in the alternative, vest only 400 of those Shares if the Committee were to determine that the Participant should be paid only 2/3 of his or her Target Bonus for that Performance Period. In this situation (i.e., where a portion of the Shares granted with respect to a particular Performance Period remain nonvested after the bonuses for that Performance Period are paid), the Committee may, at its discretion, choose to accelerate these otherwise nonvested Shares prior to the date on which they would otherwise become vested (i.e., prior to the tenth anniversary of the date of grant), as provided in Section 8(b) above, including without limitation in connection with the Committee’s determination to pay all or a portion of a later bonus award.
               (ii) Using the example set out above, the benefit of participation in the Common Stock grant aspect of AMIP VI is illustrated if it is assumed that, at the time the Target Bonuses for the second Performance Period are paid, the value of a share of Common Stock has increased to $40 (from the $30 Set Aside Price). If the Participant is determined to have earned 100% of his or her Target Bonus for that Performance Period, the cash bonus would have been a payment of $36,000. If the 600 Shares of Common Stock corresponding to the Participant’s 50% stock election for this Target Bonus are fully vested by the Committee, the Participant’s benefit would consist of a 50% cash payment of $18,000, plus an economic benefit from fully vesting in the 600 Shares that is valued at $24,000 (600 Shares x $40), effectively increasing the Participant’s bonus from $36,000 to $42,000 as a result of the increased value of the Common Stock.
          (c) Requirement of Continued Employment. Except as otherwise provided herein, a Participant generally shall not become vested in and shall forfeit and have no further rights in his or her Restricted Stock Award if, as of the date the bonus for the applicable Performance Period would have become payable, the Participant has ceased to be employed by the Company even if the Participant was employed by the Company through the last day of the Performance Period. Similarly, the Participant generally shall not be entitled to receive the cash portion of his or her bonus (whether under SMIP or any other bonus program), if any, if he or she has ceased to be employed by the Company as of the date the bonus for the applicable Performance Period would have become payable even if the Participant was employed by the Company through the last day of the Performance Period. Notwithstanding the foregoing, the Committee may, at its discretion, after considering any relevant facts and circumstances regarding the Company, the Participant’s performance and anything else deemed relevant by the

Committee, accelerate the vesting of all or a portion of the Participant’s Restricted Stock Award with respect to a Participant who has ceased to be employed by the Company.
          (d) Acceleration of Vesting on Retirement. In the event a Participant terminates employment with the Company by reason of his or her retirement, the Committee may, after considering any relevant facts or circumstances regarding the Company, the performance of the Participant and anything else deemed relevant by the Committee, accelerate the vesting of a portion of such Participant’s Restricted Stock Award so as to approximate the benefit such Participant would have received had he or she continued to be employed through the end of all or a portion of the Performance Period, then pro-rated for the portion of the Performance Period through the Participant’s termination of employment; provided, however, that the Committee, at its discretion, may, after considering any relevant facts or circumstances regarding the Company, the performance of the Participant and anything else deemed relevant by the Committee, accelerate the vesting of more or less than such pro-rated portion of the Restricted Stock Award. For these purposes, the Committee may determine, at its discretion, whether a Participant’s termination of employment is to be treated as a “retirement” or otherwise.
          (e) Acceleration of Vesting on Death or Disability. In the event a Participant terminates employment with the Company by reason of his or her death or disability, the Committee may accelerate the vesting of a portion of such Participant’s Restricted Stock Award so as to approximate the benefit such Participant would have received had he or she continued to be employed through the end of all or a portion of the Performance Period, then pro-rated for the portion of the Performance Period through the Participant’s termination of employment; provided, however, that the Committee, at its discretion, may, after considering any relevant facts or circumstances regarding the Company, the performance of the Participant and anything else deemed relevant by the Committee, accelerate the vesting of more or less than such pro-rated portion of the Restricted Stock Award. For these purposes, the Committee may determine, at its discretion, whether a Participant’s termination of employment is by reason of his or her disability.
          (f) Occurrence of a Change of Control. If there is a Change of Control (as defined in this Section 8(f)), a Participant’s Restricted Stock Award granted pursuant hereto shall, to the extent not otherwise previously vested, be forfeited, and the Participant shall have no further rights with respect to any such Restricted Stock Award, unless the Committee otherwise determines, at its discretion, to accelerate the vesting of all or a portion of a Participant’s Restricted Stock Award upon the occurrence of, or otherwise in connection with, a Change of Control. For these purposes, the term “Change of Control” shall have the meaning set forth in the Omnibus Plan; provided, however, that, in the event a transaction constitutes a Change of Control for these purposes, the forfeiture of the nonvested portion of a Participant’s Restricted Stock Award or such other action as the Committee determines shall occur by reason of the Change of Control shall only occur as of the date the transaction that constitutes or gives rise to a Change of Control is consummated.
     9. Forfeiture of Shares and Bonuses. All Shares subject to a Participant’s Restricted Stock Award which have not vested shall be forfeited without the receipt of any payment by the Participant upon the last day of the Participant’s employment or service with the Company or upon a Change of Control, except to the extent the Committee otherwise determines to establish a vesting date for all or a portion of the nonvested Shares subject to the Restricted Stock Award, including without limitation as set forth in Section 8 hereof.
     10. Transfer of Shares. No Shares that are subject to a Restricted Stock Award granted hereunder may be transferred, pledged, or encumbered until such time as such Shares become vested.
     11. Amendment and Termination of AMIP VI. The Committee may amend AMIP VI from time to time in such manner as it deems advisable or appropriate, and may terminate AMIP VI at any time; provided, however, that no amendment to AMIP VI shall, nor shall the termination of AMIP VI, materially adversely affect any previously granted Restricted Stock Award without the consent of the affected Participant except to the extent expressly permitted under Section 6(b) hereof.
     12. No Continued Employment. The grant of a Restricted Stock Award pursuant hereto shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to retain the Participant in the employ or service of the Company, and each Participant shall remain subject to discharge to the same extent as if AMIP VI had not been adopted.
     13. Taxes.
          (a) Withholding of Taxes. Whenever Shares subject to a Restricted Stock Award vest or, if sooner, whenever a Participant must include the Shares in income for federal, state or local income and/or other tax purposes, the Company shall have the right to (a) require the Participant to remit or otherwise make available to the Company an amount sufficient to satisfy all of the Company’s applicable federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares, (b) withhold a portion of any Shares which are deliverable pursuant to AMIP VI or any other bonus program, plan or arrangement that have a then fair market value sufficient to satisfy all of the Company’s applicable federal, state and/or local withholding tax requirements or (c) take whatever action it deems necessary to protect the Company’s interests with respect to its applicable federal, state and/or local withholding tax requirements or obligations. Advanta Corp.’s obligation to make any delivery or transfer of vested Shares shall be conditioned on the Participant’s compliance with all applicable withholding requirements to the Company’s satisfaction. In addition to the foregoing, the Committee may impose such requirements as it deems necessary or appropriate in order to arrange for the Company’s withholding obligations to be handled properly, which may include imposing a forfeiture of all or any portion of a Participant’s Restricted Stock Award and/or any cash bonus payable hereunder or under any other bonus program, plan or arrangement if such Participant does not comply with such requirements or deadlines the Committee may establish from time to time.
          (b) Section 83(b) Elections. In the event any Participant makes an election under Section 83(b) of the Code to take into income the value of a Restricted Stock Award granted hereunder without regard to the existence of a substantial risk of forfeiture with respect to such Restricted Stock Award, but fails to make adequate arrangements for payment of the tax withholding liabilities applicable by reason of such election, such Participant’s Restricted Stock Award shall be immediately forfeited in its entirety.

     14. Dividend and Other Rights. Except to the extent otherwise determined by the Committee or as expressly provided herein, each Participant shall be entitled to receive dividends paid, if any, with respect to the Shares that are subject to any Restricted Stock Award granted to such Participant, and shall be entitled to all other rights, if any, of a holder of such Shares until such Shares are forfeited pursuant to the terms of AMIP VI or the applicable Grant Document.
     15. Stock Certificates. The stock certificate(s) evidencing a Restricted Stock Award shall be registered in the name of the Participant to whom such Restricted Stock Award is granted and shall bear a legend referring to the terms, conditions and restrictions applicable to the Shares subject thereto. The Committee may direct Advanta Corp. to either retain physical possession or custody of or place into escrow any such certificate(s) until such time as such Shares are vested.
     16. No Fractional Shares. In the event that any calculation of a number of shares hereunder (including the calculations of the number of shares to be granted to a Participant or to be vested upon the awarding of a bonus to a Participant) shall result in a number of shares that includes a fractional share, the number of shares shall be rounded down to the nearest whole number of shares.
     17. Special Rules Applicable by reason of Internal Revenue Code Section 409A. AMIP VI is intended to provide bonus compensation and is not intended to provide benefits that are in the nature of nonqualified deferred compensation. AMIP VI is to be interpreted and implemented by the Committee, to the extent possible, so that benefits to Participants are not deemed to be nonqualified deferred compensation for purposes of Section 409A of the Internal Revenue Code (the “Code”) and applicable regulations promulgated thereunder. In general, it is anticipated that benefits payable under AMIP VI will not be considered to be a form of nonqualified deferred compensation by reason of the exemption available for payments that are considered to be only a “short-term” deferral of compensation, as defined in Q&A 4 of IRS Notice 2005-1, and Proposed Treasury Regulation Section 1.409A-1(b)(4), and such other guidance as may be issued by the Treasury Department or the IRS under Code Section 409A in the future. Notwithstanding such anticipated exemption from Code Section 409A, in the event benefits payable under AMIP VI are determined to constitute a form of nonqualified deferred compensation to which Code Section 409A is applicable, the Committee shall take such steps as it deems to be necessary or appropriate in order to provide for payment of benefits under AMIP VI at such time and in such manner as the Committee determines to be compliant with the requirements of Code Section 409A.
     18. Miscellaneous.
          (a) Governing Law. The provisions of AMIP VI and all questions relating to the validity, interpretation and performance of AMIP VI, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (notwithstanding any conflict-of-law doctrines of any state or other jurisdiction to the contrary).
          (b) Provisions Separable. The provisions of AMIP VI are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.